UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

UNIVERSAL FOOD & BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-27853	86-0913555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3830 COMMERCE DRIVE, ST. CHARLES, ILLINOIS 60174

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 584-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Company believes that the expectations reflected in the forward looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.03 Bankruptcy or Receivership

In light of the inability of Universal Food & Beverage Company, a Nevada corporation, (the “Company”) to maintain sufficient cash flow or financing necessary to sustain its business operations and meet debt obligations, on August 31, 2007, the Company filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy with the United States Bankruptcy Court, Northern District of Illinois. The Company has taken this action after determining that a Chapter 11 liquidation is in the best interests of the Company, its employees, customers, creditors, business partners and other stakeholders. It is expected that upon sale of the assets of the Company, distributions will be made according to priority under the Bankruptcy Code and the rights of secured creditors, and the Company will be dissolved.

The Company anticipates that it will be a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code and orders of the Court. The Company has appointed Howard R. Korenthal of MorrisAnderson & Associates, Ltd. as the chief restructuring officer (“CRO”) of the Company and will seek an order from the Court authorizing such appointment. As CRO, Mr. Korenthal will be empowered to, on behalf of the Company, execute, certify and file petitions under Chapter 11 and to take any and all action he deems necessary in connection with the Company’s Chapter 11 filing, including negotiating and entering into a settlement agreement.

The complete text of the press release announcing the anticipated dissolution and liquidation by filing bankruptcy is attached as Exhibit 99.1 to this current report on Form 8-K.

ITEM 7.01 Regulation FD Disclosure

The Company is disclosing that its Chief Executive Officer, Chief Financial Officer and Secretary, August J. Liguori, did intentionally disclose certain material and non-public information about the Company’s business, operations, and recent financial information, none of which was previously disseminated to the public. Such information was provided to Howard R. Korenthal of MorrisAnderson & Associates, Ltd., in connection with his appointment as chief restructuring officer of the Company. The information provided to Mr. Korenthal was not dissimilar to the Company’s actual financial position at the time such disclosures were made; however, such disclosures had not been made available to the public because the Company is delinquent in its filings with the Commission and has not filed an Annual Report on Form 10-KSB for the year ended December 31, 2006, or its Quarterly Reports on Form 10-QSB since 2006.

ITEM 8.01 Other Events

On September 4, 2007, the Company issued a press release announcing the liquidation and dissolution under Chapter 11. A copy of such press release is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated September 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 4, 2007	UNIVERSAL FOOD & BEVERAGE COMPANY

/s/ August J. Liguori
Chief Executive Officer, Chief Financial Officer
and Secretary